EXHIBIT 1.1

1,750,000 Shares

RINGCENTRAL, INC.

CLASS A COMMON STOCK, PAR VALUE $0.0001

UNDERWRITING AGREEMENT

November 12, 2019

November 12, 2019

Goldman Sachs & Co. LLC

c/o	Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282

BofA Securities, Inc.
c/o    BofA Securities, Inc.
One Bryant Park
New York, New York 10036 Ladies and Gentlemen:
The selling stockholder named in Schedule II hereto (the “Selling Stockholder”)
of RingCentral, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,750,000 shares of Class A Common Stock, par value $0.0001 (“Stock”) of the Company. The aggregate of 1,750,000 shares to be sold by the Selling Stockholder is herein called the “Shares”.

1.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-234647) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of

Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post- effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.

(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters or the Selling Stockholder expressly for use therein;

(c)    For the purposes of this Agreement, the “Applicable Time” is 8:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not and as of the Time of Delivery (as defined in Section 5(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters or the Selling Stockholder expressly for use therein.

(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e)    The Registration Statement conforms at the time it was declared effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is first filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters or the Selling Stockholder expressly for use therein.

(f)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been any change in the capital stock (other than (A) as a result of the exercise of stock options or the award of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s stock plans that are described in the Registration Statement and the Pricing Disclosure Package, (B) the repurchase of shares of capital stock that were issued pursuant to the early exercise of stock options by option holders and are subject to repurchase by the Company, or (C) the exercise of warrants to purchase shares of capital stock on or before the date of this Agreement where such warrants were described in the Registration Statement and the Pricing Disclosure Package) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.

(g)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(h)    Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i)    This Agreement has been duly authorized, executed and delivered by the Company.

(j)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and there are no persons with registration rights or other similar rights to have any securities of the Company registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been waived.

(k)    The Shares have been duly authorized and are validly issued and fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus.

(l)    The compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (as applicable), (1) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (2) the Certificate of Incorporation or By-laws or similar organizational documents of the Company any of its subsidiaries or any statute or (3) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (1) and (3) for such as would not individually or in the aggregate have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (X) such as have been obtained under the Act and the Exchange Act and (Y) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or impede the ability of the Company to consummate the transactions contemplated by this Agreement.

(m)    Neither the Company nor any of its subsidiaries is, or after notice or lapse of time or both, will be, in violation of (1) its Certificate of Incorporation or By-laws or similar organizational documents or (2) any other statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except in the case of (2) for such violations as would not individually or in the aggregate have a Material Adverse Effect.

(n)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Company’s capital stock, under the caption “Material U.S. Federal Income And Estate Tax Consequences to Non-U.S. Holders of Our Class A Common Stock”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fairly summarized in all material respects.

(o)    KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, were independent public accountants as required the Act and the rules and regulations of the Commission thereunder with respect to the Company and its subsidiaries as of the date of its report incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus.

(p)    Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or of which any property or assets of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a Material Adverse Effect or have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Pricing Disclosure Package and the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

(q)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes or materials, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate have a Material Adverse Effect.

(r)    The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(t)    Neither the Company nor any of its subsidiaries or controlled affiliates, nor, to the Company’s knowledge, any director, officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(u)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)    Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(w)    For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not individually or in the aggregate have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles as applied in the United States (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries.

(y)    The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
(iii)access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the Pricing Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(z)    Since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(aa)    The financial statements of the Company filed with the Commission and included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in all material respects in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved; and the selected financial data included in and incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(bb)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(cc)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)    The Company and its subsidiaries own or possess or can obtain on commercially reasonable terms licenses to all trademarks, service marks, trade names, trade dress, domain names (including all goodwill associated with the foregoing), patents, inventions, copyrights, software, know-how, trade secrets (including all registrations and applications for registration of any of the foregoing), publicity rights, privacy rights and all other similar types of proprietary intellectual property rights (collectively, “Intellectual Property”) necessary to the conduct of their respective businesses as conducted, as described in the Pricing Disclosure Package and the Prospectus, except where the failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, the conduct of their respective businesses does not infringe, misappropriate or otherwise conflict with any Intellectual Property rights of others. Neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement, misappropriation or conflict with any Intellectual Property rights of others, or any notice challenging the validity, scope, or enforceability of the Intellectual Property or the Company’s or any of its subsidiaries’ Intellectual Property rights, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Other than as set forth in the Pricing Disclosure Package and the Prospectus, no party has, to the knowledge of the Company, infringed, misappropriated or otherwise violated any Intellectual Property owned by the Company or any of its subsidiaries, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Other than as described in the Pricing Disclosure Package and the Prospectus, all Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries and is owned free and clear of all liens, encumbrances, defects or other restrictions, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All licenses pursuant to which any third-party Intellectual Property is licensed by the Company or its subsidiaries are free of any restrictions that would conflict with the conduct of the business of the Company or any of its subsidiaries. To the knowledge of the Company, all Intellectual Property owned or licensed by the Company is valid and enforceable except where such invalidity or unenforceability would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has the Company or any of its subsidiaries entered into or become a party to any agreement made in settlement of any pending or threatened litigation, that materially restricts or impairs its use of any Intellectual Property. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries, and no such trade secrets or confidential information have been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries, or third parties who are bound by written confidentiality agreements. All founders, key employees and other employees involved in the development of Intellectual Property for the Company or any of its subsidiaries have signed confidentiality and invention assignment agreements with the Company.

(ee)    The Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with its privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information.

(ff)    Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect.

(gg)    The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package and the Prospectus (“Permits”), except where the failure to obtain such Permits would not individually or in the aggregate have a Material Adverse Effect.

(hh)    The Company and its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, which is addressed exclusively in subsection (dd)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to the rights or remedies of creditors and the application of general principles of equity) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(ii)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to result in a Material Adverse Effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries.

(jj)    Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(kk)    There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the

Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(ll)    Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(mm)    Neither the Company nor, to the Company’s knowledge, any controlled affiliate of the Company has taken, nor will the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(nn)    There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo)    The Company has timely made all filings required to be made by it under the Exchange Act and the rules and regulations promulgated thereunder.

2.Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and the transactions contemplated by this Agreement have been duly authorized by the Selling Stockholder.

(b)    The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, will not contravene any provision of applicable law, or the certificate of incorporation or bylaws of the Selling Stockholder, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as may have been obtained or as may be required by the state securities, antifraud or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except, in each case, for any contravention that would not, individually or in the aggregate, have a Material Adverse Effect on the ability of the Selling Stockholder to consummate the transactions contemplated herein.

(c)    The Selling Stockholder has, and immediately prior to the Time of Delivery will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(d)    Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities account of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)    The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f)    The Selling Stockholder is not prompted to sell the Shares by any material non-public information concerning the Company or any of its subsidiaries that is not set forth in Registration Statement, the Pricing Prospectus and the Prospectus.

(g)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Prospectus does not, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this Section 2(g) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in each of the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus, it being understood and agreed that for purposes of this Agreement, the only information so furnished by the Selling Stockholder before the offering

(excluding percentages and the number of shares of common stock that will be beneficially owned by the Selling Stockholder after the offering) consists of (i) the legal name, address and number of shares of common stock, as applicable, owned by the Selling Stockholder which appear in the table (and corresponding footnotes) under the caption “Selling Stockholder” in the Pricing Prospectus and the Prospectus (such information with respect to the Selling Stockholder, the “Selling Stockholder Information”).

(h)    The operations of the Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(i)    Neither the Selling Stockholder nor any of its subsidiaries or controlled affiliate, nor, to the Selling Stockholder’s knowledge, any director, officer, agent, or representative of the Selling Stockholder or any of its subsidiaries, is a Person that is the subject or target of Sanctions, nor is the Selling Stockholder or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(j)    Except as disclosed in the Exchange Act reports filed with the Commission by Avaya Holdings Corp., the parent company of the Selling Stockholder, for the past five years, the Selling Stockholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(k)    The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(l)    The Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

3.Agreements to Sell and Purchase. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each of the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder the respective principal amount of Shares set forth in Schedule I hereto opposite its name, at a purchase price per share of $167.96, the Shares.

4.Terms of Offering. Upon the authorization by the Selling Stockholder, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

5.	Payment and Delivery.

(a)    The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Selling Stockholder, shall be delivered by or on behalf of the Selling Stockholder to the Underwriters, through the facilities of DTC or its designated custodian, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholder at least forty-eight hours in advance, by causing DTC to credit the Shares to the securities account(s) at DTC designated by such Underwriter. The Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 10:00 a.m., New York City time, on November 14, 2019 or such other time and date as the Underwriters, the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters, will be delivered at the offices of Goodwin Procter LLP, 601 Marshall Street, Redwood City, California 94063 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)    Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package provided to the prospective purchasers of the Shares that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package.

(c)    (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options or warrants or the award of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Disclosure Package and Prospectus or the repurchase of shares of common stock of the Company from service providers at no greater than cost) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(d)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause
(iv)or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(e)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject only to notice of issuance, on the Exchange.

(f)    The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(g)    The Company and the Selling Stockholder shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters you may reasonably request.

(h)    The Underwriters shall have received at the Time of Delivery a certificate, dated the Time of Delivery and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as at the Time of Delivery and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Time of Delivery. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(i)    The Underwriters shall have received at the Time of Delivery an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati Professional Corporation, outside counsel for the Company, dated the Time of Delivery, in form and substance satisfactory to the Underwriters. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(j)    The Underwriters shall have received at the Time of Delivery an opinion of Kirkland & Ellis LLP, counsel for the Selling Stockholder, dated the Time of Delivery, in form and substance satisfactory to the Underwriters.

(k)    The Underwriters shall have received at the Time of Delivery an opinion and negative assurance letter of Goodwin Procter LLP, outside counsel to the Underwriters, each dated the Time of Delivery and in form and substance satisfactory to the Underwriters.

(l)    The Underwriters shall have received on each of the date hereof and the Time of Delivery a letter, dated the date hereof or the Time of Delivery, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered at the Time of Delivery shall use a “cut-off date” not earlier than the date hereof.

(m)    The “lock-up” agreement, substantially in the form of Schedule IV hereto, between the Underwriters and the Selling Stockholder relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect at the Time of Delivery.

7.Covenants of the Company. The Company covenants with each of the Underwriters as follows:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonable request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation.

(e)    Prior to 5:30 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)    To make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(g)    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(h)    To use its best efforts to list for trading, subject to notice of official issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(i)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it was not otherwise subject to taxation.

(k)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, Selling Stockholder’s counsel (subject to any cap agreed upon between the Company and the Selling Stockholder) and the Company’s accountants in connection with the registration of the Shares and all other fees or expenses in connection with the preparation, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing this Agreement, any Blue Sky or legal investment memorandum, closing documents (including any compilations thereof) and any other documents in connection with the purchase, sale and delivery of the Shares and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that such fees and disbursements do not exceed $10,000, (iv) the fees and expenses, if any, incurred in connection with the listing of the Shares on the Exchange, (v) the costs and charges of any transfer agent or registrar, (vi) the cost of preparing stock certificates, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9, and Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and any travel and lodging expenses incurred by them in connection with the road show.

(l)    The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and such Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and such Underwriter is listed on Schedule III(a) or Schedule III(c) hereto;

(m)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(n)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by any Underwriter, will prepare and furnish without charge to such Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission;

(o)    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

8.Covenants of the Selling Stockholder. The Selling Stockholder covenants with each of the Underwriters, as follows:

(a)    The Selling Stockholder will deliver to the Underwriters (or their agent), prior to or at the Time of Delivery, a properly completed and executed Internal Revenue Service Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9.	Indemnity and Contribution.
(a)    The Company will indemnify and hold harmless each Underwriter, the Selling Stockholder, their respective directors and officers and each person, if any, who controls such Underwriter or the Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(b)    The Selling Stockholder will indemnify and hold harmless the Company, each Underwriter, their respective directors and officers and each person, if any, who controls the Company or such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each

Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before deducting expenses received by the Selling Stockholder under this Agreement.

(c)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Selling Stockholder, their respective directors and officers and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party hereunder or otherwise than under such subsection, unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before deducting expenses received by the Selling Stockholder under this Agreement. Each of the Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(e)shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute (x) other than to the extent the losses, claims, damages, liabilities or expenses arose from information furnished by the Selling Stockholder in writing to the Company relating to the Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that for purposes of this Agreement, the only information so furnished by the Selling Stockholder consists of the Selling Stockholder Information, or (y) any amount in excess of the amount by which the gross proceeds after underwriting commissions and discounts, but before deducting expenses, received by the Selling Stockholder from the offering of the Shares hereunder exceeds the amount of any damages that the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter and its selling agents; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

(g)The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.	Effectiveness; Defaulting Underwriter.

(a)    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)    If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company and the Selling

Stockholder as provided in subsection (b) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require the non- defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require the non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default

(d)    If, after giving effect to any arrangements for the purchase of the Shares of the defaulting Underwriter by the non-defaulting Underwriter and the Company and the Selling Stockholder as provided in subsection (b) above, the aggregate number of such Shares which remains unpurchased exceeds one- eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriter to purchase Shares of a defaulting Underwriter, then this Agreement shall thereupon terminate, without liability on the part of the non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

11.The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to the Underwriters except as provided in Sections 7, 9 and 11 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein (other than for those reasons set forth in clauses (i), (iii), (iv) and (v) of Section 6(d)), the Company will reimburse the Underwriters for all documented out-of- pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the

Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

13.This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholder and, to the extent provided in Sections 9 and 12 hereof, their respective directors and officers and each person, if any, who controls the Company, the Selling Stockholder or the Underwriters within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

15.THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the Company and the Selling Stockholder agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

16.Each of the Company, the Selling Stockholder and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby

17.This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19.The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, and BofA Securities, Inc. One Bryant Park, New York, New York 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department, with a copy to: Facsimile:

(212) 230-8730, Attention: ECM Legal; if to the Company shall be delivered, mailed or sent to RingCentral, Inc. 20 Davis Drive, Belmont, California 94002, Attention: General Counsel; and if to the Selling Stockholder shall be delivered, mailed or sent to Avaya Inc., 4655 Great America Parkway, Santa Clara, California 95054, Attention: Shefali Shah, General Counsel.

21.In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.Each of the Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

23.	Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a
U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special

Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

Very truly yours, RINGCENTRAL, INC.
By: /s/ Mitesh Dhruv
Name: Mitesh Dhruv
Title: Chief Financial Officer

SELLING STOCKHOLDER: AVAYA INC.
By: /s/ John P. Sullivan
Name: John P. Sullivan
Title: VP - Finance and Corporate Treasurer

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By: /s/ Daniel Young
Name: Daniel Young
Title: Managing Director

Accepted as of the date hereof

BofA Securities, Inc.

By: /s/ Ryan Parrish
Name: Ryan Parrish
Title: Managing Director, Head of Americas
Equity Capital Markets Syndicate

SCHEDULE I

Underwriters                             Total Number of Shares to be Purchased

Goldman Sachs & Co. LLC ..............................................                875,000
BofA Securities, Inc. .........................................................                875,000

Total                                         1,750,000

SCHEDULE II

Selling Stockholder                          Total Number of Shares to be Sold

Avaya Inc. ...........................................................................                1,750,000

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package.
None.

(b)	Additional documents incorporated by reference. None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package.
The public offering price per Share is $169.00.
The number of Shares purchased by the Underwriters is 1,750,000.
The anticipated closing date is November 14, 2019.

SCHEDULE IV

Persons Subject to Lock-up

Avaya Inc.

EXHIBIT A

Form of Lock-up Agreement

November 12, 2019

Goldman Sachs & Co. LLC
BofA Securities, Inc.
c/o Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
The undersigned, a stockholder of RingCentral, Inc., a Delaware corporation (the “Company”), understands that Goldman Sachs & Co. LLC (“Goldman Sachs”) and BofA Securities, Inc. (“BofA,” and together with Goldman Sachs, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the undersigned, providing for the offering (the “Offering”) by the Underwriters, of shares of the Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus (the “Restricted Period”) relating to the Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or
(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock (A) as a bona fide gift, (B) to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust or (C) by will or intestate succession, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned,
(d)if the undersigned is a corporation, partnership, limited liability company or other business entity, transfers (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (e) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (a “10b5-1 Plan”), provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (f) sales of Common Stock made pursuant to a 10b5-1 Plan that has been entered into by the undersigned prior to the date of this agreement, the details of which plan have been provided to the Underwriters; provided that any Form 4 filed in connection with such transfer will indicate that the transfer was made pursuant to such 10b5-1 Plan, (g)
(A)    transfers to the Company in connection with the vesting or settlement of restricted stock units or the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock for purposes of exercising such options or rights, including any transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options or rights, and (B) any transfer that would involve a sale of any shares of Common Stock in connection with such vesting, settlement, or exercise to generate the amount of cash needed to cover the applicable exercise price, tax withholdings, or remittance payments (including estimated amounts) due upon such event, in all such cases, pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Company’s filings with the Securities and Exchange Commission (the “Commission”) as of the date hereof; provided that any required filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer was to cover the exercise price, tax withholding or remittance obligations of the undersigned in connection with such vesting or exercise, (h) to the Company in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Company’s filings with the Commission as of the date hereof, (i) transfers of Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each such transferee agrees to be bound in writing by the restrictions set forth herein; provided further that if the undersigned is required to file a report under Section 16 of the Exchange Act during the Restricted Period, the undersigned shall include a statement in such report to the effect that such transfer is by operation of law or pursuant to a qualified domestic order or in connection with a divorce settlement, as the case may be, (j) with the prior written consent of the Underwriters, or
(k) transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock.

In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, it being understood that the satisfaction of the obligation of the Company to register all Common Stock issued to the undersigned by the Company on the date hereof does not constitute a prohibited action by the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

This agreement shall automatically terminate upon the earliest to occur, if any, of
(a) the date the undersigned notifies the Underwriters prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) the date of the termination of the Underwriting Agreement if prior to the sale of any Common Stock pursuant to the Underwriting Agreement, or (c) November 14, 2019, if the Underwriting Agreement has not been executed by that day.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours, AVAYA INC.
By:
Name:
Title:
Address: